UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2022, BorgWarner Inc. (the “Company” or “BorgWarner”) entered into an employment agreement (“Employment Agreement”) with Frederic B. Lissalde, the Company’s President and Chief Executive Officer. Mr. Lissalde will remain employed by the Company until his retirement on August 30, 2025 (the “Term”), unless the Company and Mr. Lissalde each agree to extend the Term for one or more one-year periods. If Mr. Lissalde remains employed until the end of the Term, he will retire at such time (such date, the “Retirement Date”). Mr. Lissalde will remain in his role as President and Chief Executive Officer of the Company until the Company’s Board of Directors (the “Board”) appoints a successor President and Chief Executive Officer. If the Board appoints a successor President and Chief Executive Officer before the end of the Term, then Mr. Lissalde will continue to serve the Company as a consultant to the Board and support the transition of his duties, as reasonably requested by the successor President and Chief Executive Officer or by the Board from time to time, to ensure an orderly transition of such duties effective on the effective date of the appointment of such successor (the “Transition Date”) and through the end of the Term (the “Transition Period”).

The Board believes it is crucial that Mr. Lissalde remain as President and Chief Executive Officer of BorgWarner to provide continuity to the Company’s existing operations and implementation of the Company’s Charging Forward strategy.

Prior to the Transition Date, (i) the Compensation Committee of the Board will determine, from time to time, Mr. Lissalde’s base salary, (ii) he will be eligible to participate in the Company’s Management Incentive Plan (“MIP”) at a level commensurate with his position as President and Chief Executive Officer and (iii) he will be eligible to receive awards under the Company’s 2018 Stock Incentive Plan (or any applicable successor plan, “Stock Incentive Plan”) as determined by the Compensation Committee at a level commensurate with the position of Chief Executive Officer and a base salary rate equal to his then current salary rate as Chief Executive Officer.

During the Transition Period, Mr. Lissalde’s annual base salary will be reduced to sixty-seven percent (67%) of his annual base salary as in effect immediately prior to the Transition Date, and he will not be entitled to participate in the MIP for any performance periods beginning on or after the Transition Date, but he will be entitled to a pro rata MIP payment, if otherwise earned, for the performance period in which the Transition Date occurs based on the length of time he served as President and Chief Executive Officer during such performance period. During the Transition Period, Mr. Lissalde will remain eligible to receive awards under the Stock Incentive Plan as determined by the Compensation Committee at a level commensurate with the position of Chief Executive Officer and a base salary rate equal to his most recent base salary rate as Chief Executive Officer.

The Employment Agreement also provides that, during the Term, Mr. Lissalde will receive reimbursement for reasonable expenses incurred for international financial planning and advice and international tax preparation services and remain eligible to participate in the Company’s benefit plans and receive other benefits that are provided to him as of the date he entered into the Employment Agreement. Following the Retirement Date, Mr. Lissalde will continue to receive health care and other benefits as set forth in the Company’s welfare benefit plans.

Mr. Lissalde’s employment may be terminated prior to the end of the Term by the Company for cause, by Mr. Lissalde for any or no reason upon providing ninety (90) days’ advance notice to the Company, or by mutual agreement of the Company and Mr. Lissalde. Mr. Lissalde’s employment will automatically terminate upon his death or disability. In the event of any such termination, Mr. Lissalde will be entitled to any accrued but unpaid salary and vacation, as well as reimbursement of reasonable business expenses incurred prior to the date of termination.

If Mr. Lissalde remains employed until his Retirement Date, has satisfied his obligations under the Employment Agreement, and executes a release of claims in favor of the Company and its affiliates, then the Company will treat such termination to be by reason of “Retirement” within the meaning of the Stock Incentive Plan and Mr. Lissalde will: (i) vest in his restricted stock granted within twelve (12) months prior to the Retirement Date on a pro rata basis, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by twelve (12), (ii) vest in his restricted stock granted more than twelve (12) months prior to the Retirement Data on a pro rata basis, determined by dividing the number of months Mr. Lissalde was employed from the grant of such restricted stock through the Retirement Date and the denominator of which is the number of months in the applicable restriction period, (iii) vest in his performance shares granted within twelve (12) months of the Retirement Date, upon completion of the performance period, in the amount earned based on achievement of the applicable performance goals, but then pro-rated, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by twelve (12), and (iv) vest in his performance shares granted more than twelve (12) months prior to the Retirement Date, upon completion of the performance period, in the full number of performance shares earned, based on achievement of the applicable performance goals. The Company will also pay any pro-rated MIP bonus to which Mr. Lissalde is entitled that has not yet been paid and will provide Mr. Lissalde with its standard repatriation benefits for senior executive officers in connection with his relocation to France.

If a “Change of Control” as defined in the Change of Control Employment Agreement dated June 21, 2022 in effect between Mr. Lissalde and the Company (the "COC Agreement") occurs prior to the Transition Date, then effective upon such Change of Control, the Employment Agreement will terminate automatically and Mr. Lissalde will be entitled to the rights and benefits provided by the COC Agreement. From and after the Transition Date, the only provisions under the COC Agreement that will apply to Mr. Lissalde if a “Change of Control” occurs on or after the Transition Date are Sections 3 and 10 of the COC Agreement; otherwise, the Employment Agreement will continue in full force and effect. If on or after the Transition Date Mr. Lissalde’s restricted shares and performance shares will vest upon a change in control of the Company pursuant to the terms of the Stock Incentive Plan or upon a change of control of the Company pursuant to the COC Agreement, then the number of restricted shares and performance shares that will vest will be the greater of (i) the number determined under the Stock Incentive Plan or the COC Agreement, as applicable, or (ii) the number determined under clauses (i) and (ii), calculated as if the Retirement Date occurred on the date of such change in control.

In exchange for the benefits provided by the Employment Agreement, Mr. Lissalde has agreed to certain non-competition and non-solicitation restrictions that extend for two years following the end of the Term or earlier termination of the Employment Agreement, as well as confidentiality and non-disparagement covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: September 9, 2022	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary